Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Tilson Dividend Fund and to the use of our report dated December 22, 2011 on the Fund’s financial statements and financial highlights.   Such financial statements and financial highlights appear in the 2011 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania
February 27, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Tilson Focus Fund and to the use of our report dated December 22, 2011 on the Fund’s financial statements and financial highlights.   Such financial statements and financial highlights appear in the 2011 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania
February 27, 2011